Ramtron International Corporation
News Release
Nasdaq: RMTR

NEWS FOR RELEASE: 7/1/ 2010 – 8:30am ET	CONTACT: Lee Brown
(719) 481-7213
lee.brown@ramtron.com

RAMTRON SECURES $6.0 MILLION TERM LOAN
FROM SILICON VALLEY BANK

COLORADO SPRINGS, CO - July 1, 2010 - U.S. semiconductor maker Ramtron International Corporation (Nasdaq: RMTR), a leading developer and supplier of ferroelectric-based low-power memory and integrated semiconductor products, announced today that it has secured a $6.0 million loan from Silicon Valley Bank to strengthen its working capital position as the company makes the remaining capital and development investments in its current IBM foundry project. The 4-year term loan has a fixed rate of 6.5% and is supplemental to the company’s existing $6.0 million line of credit.  As of July 1, 2010, the company does not have an outstanding balance on the line of credit.

“To-date, we have funded our IBM foundry project with a combination of capital lease arrangements and our own cash,” said Bill Staunton, Ramtron’s CEO. “This new term loan from Silicon Valley Bank will allow us to strengthen our working capital under favorable terms and enhance our flexibility as we make the remaining planned investments in our current foundry project with IBM.”

About Ramtron’s F-RAM

Ramtron pioneered the integration of ferroelectric materials into semiconductor products, which enabled the development of a new class of nonvolatile memory, called ferroelectric random access memory, or F-RAM.  Ramtron’s ferroelectric memories combine the high speed of DRAM (Dynamic Random Access Memory) with nonvolatile data storage, or the ability to save data without power. Since commercializing the technology, Ramtron has sold more than 300-million F-RAM devices into demanding applications such as automotive safety and entertainment systems, portable medical devices, industrial process control systems, smart electricity meters, and consumer printer cartridges. As the most power-efficient of any nonvolatile memory technology on the market, F-RAM products promise to pave the way for the development of ultra-efficient battery powered products and energy harvesting applications among others.

About Silicon Valley Bank

Silicon Valley Bank provides commercial banking services to emerging growth and mature companies in the technology, life science, private equity and premium wine industries. Through its focus on specialized markets and extensive knowledge of the people and business issues driving them, Silicon Valley Bank provides a level of service and partnership that measurably impacts its clients' success. Founded in 1983 and headquartered in Santa Clara, Calif., the company serves clients around the world through 26 U.S. offices and five international operations. Silicon Valley Bank is a member of global financial services firm SVB Financial Group (NASDAQ: SIVB), along with SVB Analytics, SVB Capital, SVB Global and SVB Private Client Services. More information on the company can be found at http://www.svb.com.

Banking services are provided by Silicon Valley Bank, a member of the FDIC and the Federal Reserve System. SVB Financial Group is also a member of the Federal Reserve System.

About Ramtron

Ramtron International Corporation, headquartered in Colorado Springs, Colorado, is a fabless semiconductor company that designs, develops and markets specialized semiconductor memory, microcontroller and integrated semiconductor solutions used in a wide range of product applications and markets.

Safe Harbor Statement

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Statements herein that are not historical facts are “forward-looking statements.”  These forward-looking statements involve risks, uncertainties and assumptions that could cause actual outcomes and results to differ materially from those indicated by these forward-looking statements. Please refer to Ramtron’s Securities and Exchange Commission filings for a discussion of such risks.  The forward-looking statements in this release are being made as of the date of this report, and Ramtron expressly disclaims any obligation to update or revise any forward-looking statement contained herein.

-XXX-